                                                                   EXHIBIT 10.1



                                     SUBLEASE AGREEMENT


         This Sublease Agreement is made and entered into on this the 31st day of May, 2000, between MEDPARTNERS ACQUISITION CORPORATION, a Delaware corporation (hereinafter called "Sublandlord") whose address for purposes hereof is 3000 Galleria Tower, Birmingham, Alabama 35244, Attention: Real Estate Department, and DEMANDSTAR.COM, Inc., a Florida corporation (hereinafter called "Subtenant"). Subtenant's address for notice purposes shall be 1200 South Pine Island Road, Sixth Floor, Plantation, FL 33324, with copy to L.A. Gornto, Jr., General Counsel, 149 South Ridgewood Avenue, Suite 300, Daytona Beach, FL 32214.

                                  WITNESSETH:

1.       SUBLEASED PREMISES.

         1.1 DEMISE OF SUBLEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Sublandlord does hereby lease, demise and let to Subtenant and Subtenant does hereby lease from Sublandlord the entire rentable area located on the 6th Floor of Cornerstone One located at 1200 South Pine Island Road, Plantation, Florida, comprising approximately 21,650 rentable square feet, as denoted on the floor plan attached hereto as Exhibit "A" (the "Subleased Premises"), together with the non-exclusive right to use, in common with Landlord and others, the following portions of the Building and Land: the entrance foyer and lobby; the stairways, elevators, shipping and receiving areas; the exterior sidewalks and driveways; and the corridors and lavatories on the 6th Floor; provided, however, so long as Subtenant shall occupy the entire rentable area of the 6th Floor of the Building, Subtenant shall have the exclusive use of the corridors and lavatories on such floor so occupied by Subtenant, which exclusive use shall, notwithstanding the previous provision, be subject to Landlord' rights of use and access under the Primary Lease.

         1.2 SUBLEASE. This Sublease is a sublease of, and subject to the terms of, a Lease Agreement between Talcott Realty I Limited Partnership (the "Landlord / Owner"), as Landlord, and the Sublandlord, as Tenant, dated July 31, 1997, as amended by Lease Amendment dated September, 1997 (the "Primary Lease"), a true and correct copy of which is attached hereto as Exhibit "B" and incorporated by this reference. All capitalized terms not otherwise herein defined shall have the meanings given them in the Primary Lease.

         1.3      MECHANICAL / TELEPHONE / SYSTEMS ROOM.
                  Subtenant acknowledges that a Mechanical / Telephone / Systems Room is located within the Subleased Premises, which contains, among other systems, a UPS System and a Security System which are owned by another Subtenant of

                  Sublandlord, Health System One. Subtenant agrees to allow reasonable access by Health System One or its representatives, licensees, or others who may be authorized by Health System One to access or use the systems located within said room, provided that such access shall not interfere with Subtenant's operations in the Subleased Premises, and that Subtenant shall not be liable or responsible for the Security System or UPS System located therein, except as to damage caused by Subtenant or its representatives. Subtenant agrees to enter into a separate agreement with Health System One for said access and delineation of any rights and responsibilities associated with the systems located within said room. Subtenant further acknowledges that Sublandlord has made no representations or warranties of any kind, including the adequacy, usability, or capabilities related to the Security System, UPS System, or any other system located within said room, and Subtenant hereby releases Sublandlord from any and all responsibility, liability or any damages of any kind whatsoever associated with said systems, access to the room, operations of the systems and the like.

2.       LEASE TERM.

         TERM. Subject to and upon the terms and conditions set forth herein, this Sublease Agreement shall have a term beginning on June 1, 2000 (the "Commencement Date") and ending on July 31,2002, as hereinafter defined, (the "Sublease Term"), which is coterminous with the expiration of the Primary Lease.

3.       USE.

         3.1 PERMITTED USE. The Subleased Premises are to be used and occupied by Subtenant as general office use only in accordance with Section 4 of the Primary Lease and for no other purpose.

         3.2 LEGAL USE AND VIOLATION OF INSURANCE COVERAGE. Subtenant agrees not to occupy or use, or permit any portion of the Subleased Premises to be occupied or used for any business or purpose that is unlawful, disreputable or deemed to be extra-hazardous, or permit anything to be done that would in any way increase the rate of fire insurance coverage on the Subleased Premises and/or its contents.

         3.3 NUISANCE. Subtenant agrees to conduct its business and to exercise reasonable efforts to control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or the Landlord in the operation of the Building.

4.       RENTAL.

         BASE RENTAL. During and for the term hereof, commencing on the Commencement Date, Subtenant hereby agrees to pay to Sublandlord for the Subleased Premises, without previous notice or demand therefore, an Annual Base Rental as follows:

                  MONTH           BASE RENTAL/RENTABLE SQUARE FOOT/YEAR
                  -----           -------------------------------------

                   1 - 12                        $19.00
                  13 - 26.5                      $19.57

         Base Rental shall be payable in equal monthly installments, in advance by the first day of the month as set forth in the Primary Lease, plus applicable sales/use taxes as may be levied from time to time by competent authority. All rents shall be due and payable in advance on the first day of each calendar month during the term hereof, and Subtenant hereby agrees to pay such rent to Sublandlord without demand and without any reduction, abatement, counterclaim or setoff, at such address as may be designated by Sublandlord. There will be a 10% late charge for rent received after the 5th day of the month.

5.       CARE OF THE SUBLEASED PREMISES BY SUBTENANT.

         5.1 CONDITION OF SUBLEASED PREMISES AT COMMENCEMENT; NOTICE TO SUBLANDLORD. The Subtenant shall take possession of the Subleased Premises in AS IS condition. No promises of the Sublandlord to alter, remodel, repair or improve the Subleased Premises and no representations respecting the condition of the Subleased Premises have been made by Sublandlord to Subtenant. At all times during the Sublease Term, Subtenant agrees to give Sublandlord prompt notice of any apparent defective condition in or about the Subleased Premises. Subtenant shall make no alterations, additions, installations, substitutions, improvements or decorations in or to the Subleased Premises without the express written consent of Landlord and Sublandlord and in accordance with
                  Section 8 of the Primary Lease. In order for Subtenant to be able to fully utilize the Subleased Premises, Subtenant needs to complete certain improvements thereto ("Subtenant's Improvements"), which are described in Exhibit "C" attached hereto. The Landlord and Sublandlord hereby consent to the said Subtenant Improvements being completed by the Subtenant at its expense.

         5.2 NO WASTE. Subtenant shall not commit or allow any waste to be committed on any portion of the Subleased Premises, and at the termination of this Sublease Agreement, Subtenant shall deliver the Subleased Premises to Sublandlord in as good condition as at the date of the commencement of the term of this Sublease Agreement, ordinary wear and use excepted.

6.       LAWS, REGULATIONS AND RULES.

         6.1 APPLICABLE ORDINANCES. Subtenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction over the Subleased Premises or Subtenant's use of the Subleased Premises.

         6.2 BUILDING RULES. Subtenant shall comply with the Building Rules as may be established from time to time by Landlord, as provided for in the Primary Lease, and will use its best efforts to cause all of its agents, employees, invitees and visitors to do so.

7.       ASSIGNMENT AND SUBLETTING.

         NO ASSIGNMENT WITHOUT CONSENT. Subtenant shall not assign, sublease, transfer, pledge, or encumber this Sublease Agreement or any interest therein without Landlord's and Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed and in accordance with Section 16 of the Primary Lease. Any attempted assignment, sublease or other transfer or encumbrance by Subtenant in violation of the terms and covenants of this paragraph shall be void.

8.       INSURANCE.

         CASUALTY AND LIABILITY INSURANCE. Subtenant shall provide all insurance required of the Sublandlord as Tenant under the Primary Lease and shall provide Sublandlord with written evidence of such coverage. Landlord and Sublandlord shall be shown as an additional insured under Subtenant's policies.

9.       INDEMNITY.

         INDEMNIFICATION. Subtenant shall indemnify and defend Sublandlord for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Sublease), including reasonable attorney's fees, resulting from any injury in or upon the Land or Building to property or persons due to any negligence of Subtenant or Subtenant's representatives, its agents, employees or contractors or resulting from Subtenant's failure to comply with the Laws (as provided in Section 11 of the Primary Lease, which provisions Subtenant hereby agrees to keep and observe). Sublandlord shall indemnify and defend Subtenant for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Sublease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or the Building to property or persons due to any negligence of Sublandlord, or Sublandlord's representatives, its agents, employees or contractors or resulting from Sublandlord's failure to comply with the Laws (as provided in Section 11 of the Primary Lease, which provisions Sublandlord hereby agrees to keep and observe). Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each waive any claims (except claims arising under said Section 11 of the Primary Lease as applicable hereto) that either of them may have against the other for any damage or injury to property caused by the other's negligence, including the Subleased Premises and the Building, arising from a peril coverable by fire or extended coverage insurance as required by this Sublease, whether or not caused by the other, or its representatives, agents, employees or contractors. Neither party shall in any event (except as provided in this Sublease Sections 10 and 12 hereof, and in the Primary Lease Section 23, which sets forth additional remedies hereby made applicable to Sublandlord in the event of Subtenant's default) be liable to the other for indirect or consequential damages for any breach of this Sublease. The provisions of this Section shall survive the termination or expiration of this Sublease.

10.      EVENTS OF DEFAULT/REMEDIES.

         10.1 EVENTS OF DEFAULT BY SUBTENANT. The happening of any one or more of the following listed events (Events of Default) shall constitute a breach of this Sublease Agreement by Subtenant:

                  (a) The failure of Subtenant to pay any rent within a period of ten (10) days following the due date thereof or any other sums of money when due hereunder; or

                  (b) Except for the payment of rent and other sums of money hereunder, the failure of Subtenant, within thirty (30) days after receipt of written notice from Sublandlord, to comply with any provision of this Sublease Agreement or any other agreement between Sublandlord and Subtenant, including the Building Rules, all of which terms, provisions and covenants shall be deemed material; or

                  (c) The taking of the leasehold on execution or other process of the law IN any action against Subtenant; or

                  (d) The failure of Subtenant to occupy substantially all of the Subleased Premises within a reasonable period of time after execution of this Sublease, or Subtenant's vacation of more than 50 percent of the Subleased Premises for more than 30 days, except in accordance with an approved assignment or further sublease approved by the Sublandlord and the Primary Landlord in accordance with this Sublease and with the Primary Lease; or

                  (e) If the Subtenant shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Subtenant or of all or a substantial part of its assets, (ii) admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law other than the Federal Bankruptcy Code, (v) file an answer admitting the material allegations of a petition filed against the Subtenant in any reorganization or insolvency proceeding, other than a proceeding commenced pursuant to the Federal Bankruptcy Code, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, except for a bankruptcy court or a federal court sitting as a bankruptcy court, adjudicating the Subtenant insolvent, or approving a petition seeking reorganization of the Subtenant, or appointing a receiver, trustee or liquidator of the Subtenant or of all or a substantial part of its assets.

         10.2 SUBLANDLORD'S REMEDIES FOR SUBTENANT DEFAULT. Upon the occurrence of any Event or Events of Default by Subtenant, whether enumerated in -Section 10. 1 or not, if Subtenant fails to cure any such Event of Default other than a monetary Event of Default within thirty (30) days of written notice from Sublandlord, or if such default (other than a default in the payment of the rent or any other sum due to Sublandlord) is of such a nature that it could not reasonably be cured within such thirty (30) day period and proceed with reasonable diligence and in good faith to cure such default providing reasonable evidence of its efforts to Sublandlord as and when requested, Sublandlord shall have the option, at Sublandlord's election, to pursue any one or more of the following remedies.

                  (a) Sublandlord may cancel and terminate this Sublease Agreement and dispossess Subtenant:

                  (b) Sublandlord may exercise remedies as set forth in the Primary Lease in Section 23.

         10.3 SUBLANDLORD'S REMEDIES ARE CUMULATIVE. All the remedies of Sublandlord in the event of Subtenant default shall be cumulative and, in addition, Sublandlord may pursue any other remedies permitted by law or in equity. Forbearance by Sublandlord to enforce one or more of the remedies upon an event of default shall not constitute a waiver of such default.

11.      PEACEFUL ENJOYMENT.

         Subtenant shall, and may peacefully enjoy the Subleased Premises against all persons claiming by, through or under Sublandlord, subject to the other terms hereof, provided that Subtenant pays the rent and other sums herein recited to be paid by Subtenant and performs all of Subtenant's covenants and agreements in this Sublease Agreement.

12.      HOLDING OVER.

         12.1 RENTAL AMOUNT. If Subtenant holds over without Sublandlord's or Owner's written consent after expiration or other termination of this Sublease Agreement, or if Subtenant continues to occupy the Subleased Premises after termination of Subtenant's right of possession, Subtenant shall throughout the entire holdover period pay rent at a rate equal to the greater of (a) two (2) times the Basic Rent paid by Subtenant during the last preceding Lease Year; or (b) rent, damages and expenses owed to the Owner by the Sublandlord arising as a result of Subtenant's holding over.

         12.2 NO EXTENSION OF TERM. No possession by Subtenant after the expiration of the term of this Sublease Agreement shall be construed to extend the term of this Sublease Agreement unless Sublandlord has consented to such possession in writing.

13.      ATTORNEY'S FEES.

         In any legal or other proceeding which Sublandlord or Subtenant may pursue to enforce its rights hereunder, the unsuccessful or non-prevailing party shall pay all costs incurred by the successful or prevailing party in such action, including court costs and reasonable attorneys' fees, whether such fees and costs be incurred out of court, at trial, on appeal or in bankruptcy proceedings.

14.      PERSONAL LIABILITY.

         Except as to the timely and full performance by Sublandlord of its obligations and responsibilities to (a) remit all of Subtenant's rent payments and other amounts received hereunder by Sublandlord to the Primary Landlord, and (b) remit to the Primary Landlord the balance of rents and other amounts due under the Primary Lease which are in excess of rents due under this Sublease from Subtenant, and (c) fulfill all of Sublandlord's obligations under the Primary Lease, then any further liability of Sublandlord to Subtenant for any default by Sublandlord under this Sublease Agreement shall be limited to the interest of Sublandlord in the Subleased Premises, and Subtenant agrees to look solely to Sublandlord's interest in the Subleased Premises for the recovery of any judgment from the Sublandlord, it being intended that Sublandlord shall not be personally liable for any judgment or deficiency.

15.      RELATIONSHIP OF PARTIES.

         Nothing contained in this Sublease Agreement shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Sublandlord and Subtenant.

16.      MISCELLANEOUS.

         16.1 SEVERABILITY. If any term or provision of this Sublease Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease Agreement shall be valid and enforced to the fullest extent permitted by law.

         16.2 RECORDATION. Subtenant agrees not to record this Sublease Agreement or any amendment, exhibit or schedule hereto, without the prior written consent of Landlord and Sublandlord.

         16.3 GOVERNING LAW. This Sublease Agreement and the rights and obligations of the parties hereto are governed by the laws of the State of Florida.

         16.4 TIME OF PERFORMANCE. Except as may be otherwise expressly provided herein, time is of the essence of this Sublease Agreement with respect to all required acts of Subtenant.

         16.5 TRANSFERS OF SUBLANDLORD. Sublandlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Subleased Premises referred to herein without the consent of Subtenant if such transfer or assignment shall be to: (i) the Landlord or other subsequent owner of the Building, provided said party shall accept and assume, as evidenced in writing to Subtenant, all of Sublandlord's obligations hereunder to Subtenant, and in such event, Subtenant does hereby agree to look solely to said Landlord or subsequent Owner of the Building for the performance of such obligations or (ii) to a successor, affiliate or subsidiary of Sublandlord, provided that, in such event and upon such transfer, Sublandlord shall not be released from any obligations hereunder and shall continue to be legally responsible to Subtenant hereunder.

         16.6 EFFECT OF DELIVERY OF THIS SUBLEASE AGREEMENT. Sublandlord has delivered a copy of this Sublease Agreement to Subtenant for Subtenant's review only, and the delivery hereof does not constitute an offer to Subtenant or an option to lease. This Sublease Agreement shall not be effective until a copy executed by both Sublandlord and Subtenant is delivered to and accepted by the Landlord / Owner of the Building

         16.7 SECTION HEADINGS. The section or subsection headings are used for convenience of reference only and do not define, limit or extend the scope or intent of the sections of this Sublease Agreement.

         16.8 NO OTHER REPRESENTATIONS. Neither party has made any representations or promises, except as contained herein, or in some further writings, signed by the party making such representation or promise. This Sublease contains the entire agreement of the parties and no prior written or oral agreements, promises or inducements not embodied herein shall be of any force or effect.

         16.9 SUCCESSORS AND ASSIGNS. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Sublandlord and its successors and assigns, and of the Subtenant, and its successors and assigns in the event this Sublease Agreement has been assigned or sublet with the express, written consent of the Landlord and Sublandlord.

         16.10 ADVANCE RENT . Within five (5) days after the date of this Sublease, or if later, within three (3) days of the date of Landlord's consent to this Sublease, Subtenant shall pay to Sublandlord an amount equal to three (3) months Base Rent and applicable Florida Sales Tax, which shall be applied by Sublandlord to the payment of the last three (3) months rent and applicable sales taxes due hereunder.

         16.11 REAL ESTATE BROKERS. The Hogan Group represents the Sublandlord and Cushman & Wakefield of Florida, Inc. represents the Subtenant (collectively the "Real Estate Brokers") on the Sublease. Sublandlord shall pay the Real Estate Brokers a commission on this transaction in accordance with a separate agreement. Subtenant and Sublandlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finders in connection with the negotiation of this Sublease and/or the consummation of the transaction contemplated hereby other than the Real Estate Brokers, and that no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction other than the Real Estate Brokers. Sublandlord and Subtenant hereby indemnify and agree to hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees that may be claimed by such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorney's fees reasonably incurred with respect thereto. No Broker shall be a third party beneficiary under this Sublease Agreement for any purpose or have any rights or remedies with respect hereto.

         16.12 PARKING SPACES. Commencing on the Commencement Date, Subtenant shall be entitled to the non-exclusive use in common with Landlord, Sublandlord and others of Sublandlord's pro-rata share of parking applicable to the Subleased Premises (which equates currently to 22 spaces) in the parking garage (Covered Spaces) at no additional cost to Subtenant.

         16.13 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

17.      ADDITIONAL PROVISIONS.

         17.1 SUBLANDLORD COVENANT TO SUBTENANT. Provided the Subtenant is not in default of the sublease, Sublandlord agrees to timely fulfill all of its duties and obligations to the Landlord under the Primary Lease pertaining to or effecting, in any manner whatsoever, the Sublease Premises and Subtenant's peaceful enjoyment thereof.

         17.2 CONDITIONAL PARTIAL ASSIGNMENT OF SUBLANDLORD'S RIGHTS AND RESPONSIBILITIES UNDER PRIMARY LEASE. Conditioned upon Subtenant's continued performance of its duties and obligations under the Sublease, Sublandlord hereby assigns to Subtenant and Subtenant hereby accepts all of Sublandlord's interests, rights and benefits (including the pertinent duties and responsibilities under the Primary Lease pertaining to the Subleased Premises, except such duties and responsibilities which have been specifically modified by the provisions included in this Sublease, which Sublease provisions shall control in the event of any conflict between provisions of this Sublease and those of the Primary Lease) under the Primary Lease pertaining to or affecting, in any manner whatsoever, the Subleased Premises and Subtenant's peaceful enjoyment thereof.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease Agreement to be executed in their names and on their behalf in multiple original counterparts effective as of the day and year first above written.

                                  Sublandlord:

                                  MEDPARTNERS ACQUISITION CORPORATION


                                  By:  /s/
                                     ------------------------------------------

                                  Its: Vice President
                                      -----------------------------------------



                                  Subtenant:

                                  DEMANDSTAR.COM, INC.

                                  By:  /s/
                                     ------------------------------------------

                                  Its: Executive Vice President
                                      -----------------------------------------

                                   EXHIBIT A



                                  [FLOOR PLAN]

                                   EXHIBIT B

                                    RESTATED
                                  OFFICE LEASE
                                      FOR
                                  CORNERSTONE


This Lease is dated as of July 31, 1977 by and between TALCOTT REALTY I LIMITED PARTNERSHIP, a Connecticut limited partnership, having an office at Hartford, Connecticut (Landlord), and MEDPARTNERS ACQUISITION CORPORATION, a Delaware corporation, having an office at Birmingham, Alabama (Tenant). Landlord's predecessor-in-interest, Hartford Fire Insurance Company, and Tenant's predecessor-in-interest, Emergency Medical Services Associates, Inc., entered into a lease dated March 16, 1992, as amended, for a portion of the Premises (Original Lease). Landlord and Tenant have agreed to expand the Premises and change the termination date and other material terms of the Original Lease. The parties deem it appropriate to replace the Original Lease with this restated Lease and, upon the Initial Space Commencement Date hereof, the Original Lease shall terminate as if that date were the termination date originally stated in the Original Lease.


                             I. DEMISE OF PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises located in the Building, together with the nonexclusive right to use, in common with Landlord and others, the following portions of the Building and Land: the entrance foyer and lobby; the stairways, elevators, shipping and receiving areas; the exterior sidewalks and driveways; and the corridors and lavatories on the floors on which the Premises are situated; provided, however, so long as Tenant shall occupy the entire 5th floor, the entire 6th floor and/or the entire 8th floor of the Building, Tenant shall have the exclusive use of the corridors and lavatories on each such full floor so occupied by Tenant, which exclusive use shall, notwithstanding the previous provision, be subject to Landlord's rights of use and access hereunder.


                             II. SUMMARY OF TERMS

As used in this Lease, the following terms shall have the following meanings:

A. PREMISES: That part of the Building outlined on the attached Plan showing the Premises, called Suites 150, 500, 600, 700, 770 on the 1st, 5th, 6th and 7th floors of the Building (Initial Space) and Suite 800 on the 8th floor of the Building (Suite 800), including all tenant improvements in existence at the execution date of this Lease. Tenant is accepting the Premises in an "as is" condition; Landlord shall have no responsibility for making any tenant improvements to the Premises, except that Landlord shall remove the phone and computer lines and the demountable walls existing in Suite 800 as of the date hereof.

 1. At the date of any notice required herein, if this Lease shall be in full force and effect and if Tenant named herein shall be in occupancy of at least 90 percent of the Premises and shall not be in default of any of the provisions of this Lease, Tenant may lease certain additional space on the 4th floor of the Budding, designated "Expansion Space" on the Plan showing the Expansion Space, commencing on a date to be determined by Landlord in its reasonable discretion, giving due consideration to then current circumstances, including items such as the time needed to construct tenant improvements, for a term to expire at the Termination Date. The base rent, improvement allowance, and all other fees and charges for the Expansion Space shall be at the market rate for the Building then being offered by Landlord for like space and for such a term Market Rate). If Tenant desires to exercise its option to lease the Expansion Space, it must give Landlord notice of exercise (Expansion Space Notice) not earlier than May 1, 1999 and not later than October 31, 1999 (Expansion Space Notice Window). Within 15 days after Landlord's receipt of the Expansion Space Notice, Landlord shall deliver to Tenant a notice setting forth the Market Rate for the Expansion Space (Expansion Space Market Rate Notice). Tenant shall approve or disapprove the Market Rate within 15 days after Tenant's receipt of the Expansion Space Market Rate Notice (Expansion Space Approval Period). If Tenant approves the Market Rate within the Expansion Space Approval Period (by notice to Landlord), the Parties shall enter into either a supplemental agreement to this Lease incorporating the Expansion Space as part of the Premises or, at Landlord's option, a separate lease agreement. If Tenant fails to approve the Market Rate within the Expansion Space Approval Period (either by notice of disapproval or by failing to give any such notice), then this option shall be void and Tenant shall have no further option to lease the Expansion Space except as set forth in Section II.A.2.; provided, however, if Tenant disapproves the Market Rate, Tenant can avoid termination of this option by giving Landlord notice (Appraisal Notice) within the Approval Period that Tenant elects to determine the Market Rate by appraisal. The appraisal shall be made as follows:

                  (a) The Appraisal Notice must contain the name of the appraiser appointed by Tenant to determine the Market Rate. Within 15 days after Landlord receipt of the Appraisal Notice, Landlord shall give Tenant notice of the name of the appraiser appointed by Landlord to determined the Market Rate. The two appraisers so appointed shall promptly appoint a third appraiser; if they fail to appoint such third appraiser within 15 days after they receive notice of their joint appointment, then either Landlord or Tenant, upon notice to the other, may request the assignment of a third appraiser by the then President of the local chapter of the American Institute of Real Estate Appraisers. All appraisers shall have at least 10 years experience and be familiar with commercial office rentals in buildings comparable to the Building in the Plantation area.

                  (b) The 3 appraisers shall jointly establish the Market Rate within 30 days after the appointment of the third appraiser and if they cannot agree, the average of the 2 closest estimates will be accepted by the parties as the Market Rate, unless the average of all 3 estimates equals one of the 3 estimates, in which case such average estimate shall be accepted by the parties as the Market Rate.

                  (c) If Landlord fails to appoint an appraiser within the period permitted above, then the appraiser appointed by Tenant shall have the power to proceed as sole appraiser to establish the Market Rate.

                  (d) Landlord and Tenant shall each pay the fees of the appraiser appointed by it and one-half of the fees of the third appraiser and the general expenses of the appraisal except that Tenant may elect to reject the Market Rate, and if Tenant does so reject, then Tenant shall pay the fees of all three appraisers and the general expenses of the appraisal and this option shall be void.

                  (e) After determination of the Market Rate, the parties shall execute an agreement, in form reasonably satisfactory to both, modifying the Premises, the Base Rent, the Monthly Installments of Base Rent, Tenant's Proportionate Share and all other relevant matters.

2. Subject to existing rights under leases of space in the Building as of the date hereof, and subject to renewals of leases or extensions of terms of leases of existing tenants of the Additional Office Space (as hereinafter defined) in Landlord's sole discretion, if at the date of any notice required herein this Lease shall be in full force and effect and Tenant named herein shall be in occupancy of at least 90 percent of the Premises and shall not be in default of any of the provisions of this Lease, Landlord shall notify Tenant (Landlord's Refusal Space Notice) of the availability of any portion (or all) of the Expansion Space or certain additional office space on the 4th and 7th floors of the Building, indicated as "Additional Office Space" on the attached Plan showing the Additional Space (the space delineated in Landlord's Refusal Space Notice is referred to as Refusal Space). Landlord's Refusal Space Notice shall include the base rent, improvement allowance, and all other fees and charges for the Refusal Space which shall be at the Market Rate. If Tenant desires to exercise its option to lease the Refusal Space, Tenant shall approve or disapprove the Market Rate within 15 days after Tenant's receipt of Landlord's Refusal Space Notice (Refusal Space Approval Period). If Tenant approves the Market Rate within the Refusal Space Approval Period (by notice to Landlord), the parties shall enter into either a supplemental agreement to this Lease incorporating the Refusal Space as part of the Premises or, at Landlord's option, a separate lease agreement. If Tenant fails to approve the Market Rate within the Refusal Space Approval Period (either by notice of disapproval or by failing to give any such notice), then this option shall be void and Tenant shall have no further option to lease the Refusal Space; provided, however, if Tenant disapproves the Market Rate, Tenant can avoid termination of this option by giving Landlord an Appraisal Notice within the Refusal Space Approval Period Tenant elects to determine the Market Rate by that appraisal. The appraisal shall be made in accordance with Section II.A.1. above.

B. BUILDING: The building, Cornerstone One, on the Land, having an address of 1200 South Pine Island Road, Plantation, Florida 33324, as shown on the attached Land and Building Plan.

C.       LAND: The real property shown on the Land and Building Plan.

D. OFFICE PARK: If indicated on the Land and Building Plan, the office park, including land and buildings, of which the Land and Building are a part.

E. BUILDING MANAGER: The Hogan Group, 1270 S. Pine Island Road, Plantation, Florida 33324, or such other person as Landlord may designate.

F.       COMMENCEMENT DATE:

         (1) The commencement date for the Initial Space (Initial Space Commencement Date) shall be August 1, 1997.

         (2)      The commencement date for Suite 800 (Suite 800 Commencement
         Date) shall be the later of August 1, 1997 or that date on which Landlord delivers possession of Suite 800 to Tenant. Sections l(a) and 1(b) of Attachment I (General Terms, Covenants and Conditions) shall not apply to this Lease.

G. TERMINATION DATE: July 31, 2002, unless extended as provided in this Lease. At the date of any notice required herein, if this Lease shall be in full force and effect and if Tenant named herein shall occupy the entire premises and shall not be in default of any of the material provisions of this lease, Tenant may extend the Term for an additional term of 5 years. The Base Rent and all other fees and charges during the extended Term shall be at the Market Rate. Notwithstanding the foregoing, no allowance shall be provided to Tenant for improvements to the Premises; for purposes of determining the Base Rent for the extended Term, however, the Market Rate shall be deemed to include a standard allowance. Tenant shall be responsible for any commission or fee due to any broker or other agent employed by Tenant. If Tenant desires to exercise its option to extend the Term, it must give Landlord notice of exercise (Extension Notice) not more than 12 months and not less than 6 months prior to the Termination Date (Notice Window). Within 15 days after Landlord's receipt of the Extension Notice, Landlord shall deliver to Tenant a notice setting forth the Market Rate for the extended Term (Market Rate Notice). Tenant shall approve or disapprove the Market Rate within 30 days after Tenant's receipt of the Market Rate Notice (Approval Period). If Tenant approves the Market Rate within the Approval Period (by notice to Landlord), the parties shall execute an amendment to this Lease, in form reasonably satisfactory to both, modifying the Termination Date, the Base Rent, the Monthly Installments of Base Rent and all other relevant matters. Tenant's occupancy during the extended Term shall be governed by the same provisions of this Lease, except as otherwise provided in this Section. If Tenant fails to deliver the Extension Notice during the Notice Window or fails to approve the Market Rate within the Approval Period (either by notice of disapproval or by failing to give any such notice), then this option shall be void and Tenant shall have no further option to extend the Term; provided, however, if Tenant disapproves the Market Rate, Tenant can avoid termination of this option by giving Landlord notice (Appraisal Notice) within the Notice Window that Tenant elects to determine the Market Rate by appraisal. The appraisal shall be made in accordance with Section II.A.1. After determination of the Market Rate, the parties shall execute an agreement, in form reasonably satisfactory to both, modifying the Base Rent, the Monthly Installments of Base Rent and all other relevant matters.

2. If the Term has been extended in accordance with Section II.G.1, Tenant may extend the Term for an additional term of 5 years in accordance with the same procedures and subject to the same conditions as provided in Section II.G.1. Tenant shall have no further option to extend the Term.

H. LEASE YEAR: A 12 month period, the first of which shall commence on August 1, 1997, and each subsequent Lease Year shall begin on successive anniversaries of the commencement of the first Lease Year.

I. TERM: A period commencing on August 1, 1997 with respect to the Initial Space and on the Suite 800 Commencement Date with respect to Suite 800, and expiring at midnight on the Termination Date, unless sooner terminated as provided in this Lease.

J.& K.   BASE RENT & MONTHLY INSTALLMENTS OF BASE RENT:

Initial Space
                                                              Monthly
                                         Base Rent         Installments
            Lease Period                 Per Annum         of Base Rent
            ------------                 ---------         ------------

         08/01/97-01/31/98            $ 1,316,889.96       $ 109,740.83
         02/01/98-01/31/99              1,345,932.00         112,161.00
         02/01/99-01/31/00              1,360,452.96         113,371.08
         02/01/00-01/31/01              1,389,495.00         115,791.25
         02/01/01-01/31/02              1,418,536.92         118,211.41
         02/01/02-07/31/02              1,447,578.96         120,631.58

Suite 800
                                                              Monthly
                                         Base Rent         Installments
            Lease Period                 Per Annum         of Base Rent
            ------------                 ---------         ------------
         Suite 800 Commencement
         Date-01/31/98                $   431,982.48       $  35,998.54
         02/01/98-01/31/99                497,949.96          41,495.83
         02/01/99-01/31/00                503,362.56          41,946.88
         02/01/00-01/31/01                514,187.52          42,848.96
         02/01/01-01/31/02                525,012.48          43,751.04
         02/01/02-07/31/02                535,837.56          44,653.13

         Anything in this Lease to the contrary notwithstanding, if the Suite 800 Commencement Date is not later than December 1, 1997, then Landlord shall waive the Base Rent, due and payable by Tenant for Suite 800 only from the Suite 800 Commencement Date through the date which is 60 days after the Suite 800 Commencement Date.

L.       TENANT'S PROPORTIONATE SHARE: 34.13 percent for the Initial Space and
         12.72 percent for Suite 800.

M. BASE YEAR.- the calendar year of 1997; provided that the Base Year shall not be applicable to Suite 800 until February 1, 1998.

N. BASE STOP: $1,106,300.00; the Base Stop shall be applicable to Suite 800 only during the period from the Suite 800 Commencement Date through January 31, 1998.

O.       SECURITY DEPOSIT: $-0-.

P.       LANDLORD'S MAILING ADDRESS:
         100 Pearl Street, Hartford, Connecticut 06103.

Q.       TENANT'S MAILING ADDRESS:
         300 Galleria Tower, Suite 1000, Birmingham, Alabama 35244, Attn: Real Estate Department.

R. NORMAL BUSINESS HOURS: The hours from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays.

S.       STATE: The State of Florida.

T. PARKING SPACES: Commencing on August 1, 1997, Tenant shall be entitled to the nonexclusive use in common with Landlord and others of a maximum of 64 covered spaces in the parking garage (Covered Spaces) and a maximum of 262 uncovered spaces on the top floor of the garage or in the surface parking area. (Uncovered Spaces), all of which are shown on the Land and Building Plan. Commencing on the Suite 800 Commencement Date, the number of Covered Spaces shall increase to 88 spaces and the number of Uncovered Spaces shall increase to 335 spaces.

U. PARKING FEE; Initially $-0- per Covered Space per month and $-0- per Uncovered Space per month. Anything to the contrary in Section 28(b) notwithstanding, during the initial Term the Parking Fee shall not be changed except for such amounts as may be charged by a governmental authority as provided in Section 28(b).

V.       BROKER: The Hogan Group.

W.       PERMITTED USE (in addition to general office purposes): None.

X. TENANT'S REPRESENTATIVES: Tenant's employees, agents. contractors, licensees and invitees.

Y. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained.


                                III. ATTACHMENTS

The attachments listed below are incorporated in this Lease and are to be construed as part hereof.

         1        General Terms, Covenants and Conditions;
         2        Plan showing the Premises
         3        Plan showing the Expansion Space
         4        Plan showing the Additional Space
         5        Land and Building Plan
         6        Rules and Regulations
         7        Expense Escalation - Base Year
         8        Expense Escalation - Base Stop (applicable to Suite 800 only)
         9        Schedule of Non-High Usage Equipment
        10        Additional Terms
        11        Signage Plan

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease or caused it to be executed.

LANDLORD:                                     TENANT:
TALCOTT REALTY I LIMITED                      MEDPARTNERS
PARTNERSHIP                                   ACQUISITION CORPORATION

By: Talcott Equities Limited Partnership
Its Managing General Partner                  By:
By Talcott Corporation                           ------------------------------
Its General Partner
                                                 ------------------------------
                                                          [Print Name]

By:                                           Its
   -------------------------------------         ------------------------------
                                                             [Title]

Witnessed:                                    Witnessed:


-------------------------------------         ---------------------------------


-------------------------------------         ---------------------------------

GENERAL TERMS, COVENANTS AND CONDITIONS

1.       COMMENCEMENT OF TERM.

         (a) The Premises shall be deemed substantially completed upon the issuance of a certificate of substantial completion by Landlord's architect or a certificate of occupancy by the local building authority, notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed. If the substantial completion of the Premises by Landlord is delayed in any way by Tenant or Tenant's Representatives, the Premises shall be deemed substantially completed for purposes of this Section on the date when they would have been substantially completed but for such delay.

         (b) Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair when Tenant took possession, except for those matters (for which Landlord is responsible as provided in this Lease) of which Tenant gives Landlord notice within 10 days after taking possession. Landlord shall complete or repair such matters as soon as reasonably possible.

         (c) If Landlord is unable to deliver possession of the Premises to Tenant within 180 days after the Expected Commencement Date (the Outside Commencement Date), then Tenant, as its sole remedy, may terminate this Lease by notice to Landlord given within 10 days after the Outside Commencement Date. The Outside Commencement Date shall be extended by the period of any delay described in Section 1(a). Landlord shall not be liable to Tenant or any third party for its failure to deliver possession of the Premises to Tenant. If the Commencement Date does not occur within one year after the Expected Commencement Date, this Lease shall terminate and Landlord and Tenant shall have no further obligations to the other, except as may otherwise be provided in this Lease.

         (d) After the Commencement Date has been determined, Landlord and Tenant shall execute a supplemental agreement specifying the Commencement Date, Termination Date and such other information as Landlord shall reasonably require.

2.       RENT.

         Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term. Monthly Installments of Base Rent for any partial month (including any partial month prior to the first Lease Year) shall be prorated on a per diem basis. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease shall be deemed additional rent (together with Base Rent referred to as the Rent). The Rent shall be paid in lawful money of the United States of America to the Building Manager or to such other person or at such other place as Landlord may from time to time designate, without any prior notice or demand therefor and without deduction or offset.

3.       LATE PAYMENTS.

         If any part of the Rent is not paid within 5 days after it is due, Tenant shall pay Landlord (a) an administrative fee of 5 percent of the amount due, and (b) interest on the amount due from its due date until paid at the lesser of 12 percent per annum or the maximum rate which Landlord may lawfully charge Tenant.

4.       USE OF THE PREMISES.

         Tenant shall use the Premises only for general office purposes and the Permitted Use (if any) and all other uses or purposes are prohibited. Tenant shall not commit waste in the Premises and shall not store, dispose or generate any hazardous materials (except as is customary for an office use) or permit anything to be done in the Premises which causes injury to persons or to the Building, impairs the economic maintenance and operation of the Building, or interferes with or inconveniences other tenants or occupants of the Building.

5.       RULES AND REGULATIONS.

         Tenant shall comply with and cause Tenant's Representatives to comply with the attached Rules and Regulations and with such reasonable modifications and additions as Landlord may from time to time make. Landlord shall not be responsible for the violation of the Rules and Regulations by others.

6.       SERVICES.

         (a) Landlord shall furnish the following services (Normal Services): elevator services (if the Building is equipped with elevators) for use in common with the occupants of the Building; standard janitorial and cleaning services to the Premises and common areas of the Building; domestic water in reasonable quantities to the common areas (and the Premises, if required by this Lease); electricity for lighting the Premises and the operation of ordinary office equipment, but not in excess of that usually required for general office use during Normal Business Hours; and climate control to the Premises during Normal Business Hours as reasonably required for the comfortable use of the Premises.

         (b) If any utilities or services are specially or exclusively supplied to Tenant or the Premises (Special Services), Tenant shall pay the cost of the Special Services to Landlord or the applicable utility company, as required.

         (c) To enable Landlord to fulfill its service obligations, Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building. Tenant shall not use utilities or other services in excess of Normal Services or in a manner which exceeds or interferes with any Building systems or Landlord's ability to provide services to other tenants in the Building. To avoid possible adverse effects upon the building's electrical and mechanical systems, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect air conditioning equipment, computers, appliances, heavy duty equipment or other similar electrical equipment (High Usage Equipment), to the Building's electrical system. Landlord may survey Tenant's use of services from time to time. Tenant shall pay landlord all costs arising out of any excess use or the connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of the additional electricity made available to Tenant, if any. Tenant shall pay such costs within 10 days of Landlord's demand therefor and as periodically billed to Tenant thereafter.

         (d) Landlord does not warrant that the services supplied by Landlord will be free from interruption. any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, not relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted.

7.       REPAIRS AND MAINTENANCE.

         Tenant shall keep the Premises in good order and condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in the Building. Except as provided in Sections 1, 6 and 8, Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises. Landlord shall repair, replace and maintain those other portions of the Building which do not constitute a part of the Premises and are not leased to others (except as provided in Section 11). All repairs, replacements and maintenance shall be performed with reasonable promptness and in a good and workmanlike manner.

8.       ALTERNATIONS.

         (a) Alterations to the Premises shall not be made without the prior consent of Landlord, which shall not be unreasonably withheld. Unless Landlord permits Tenant to make approved alterations (which permission may be withheld in Landlord's sole discretion), alterations shall be made by Landlord and Tenant shall pay Landlord the cost thereof plus 15 percent for Landlord's overhead and profit within 10 days of Landlord's demand. If Tenant is permitted to make alterations, the work shall be done in accordance with such requirements as Landlord may reasonably impose. Any review or approval by Landlord of plans or specifications with respect to any alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof. If required by Landlord, alterations shall be removed by Tenant upon the termination of the Term and Tenant shall at its expense repair any damage to the Premises or the Building caused by the removal.

         (b) Tenant shall indemnify and defend Landlord for, from and against any and all mechanics' and other liens and encumbrances filed by any person claiming through or under Tenant and against all costs, expenses, losses and liabilities (including reasonable attorneys' fees) incurred by Landlord in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant at its expense shall procure the discharge of record of all such liens and encumbrances within 20 days after notice thereof.

9.       INSURANCE.

         Tenant shall at its expense maintain property insurance on Tenant's property and above-standard leasehold improvements and commercial general liability insurance in such amounts as Tenant determines in its reasonable judgment. All such insurance shall be issued by insurers authorized to do business in the State, shall name Landlord as an additional insured or shall contain appropriate endorsements denying Tenant's insurers the right of subrogation against Landlord. Tenant shall, upon request, furnish Landlord with certificates evidencing such insurance coverages. If during the Term insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant's occupancy hereunder, Tenant shall pay to Landlord as additional rent the amount of the increase in insurance premiums within 10 days after Landlord's demand (accompanied by reasonable evidence of the increase).

10.      INDEMNIFICATION.

         Tenant shall indemnify and defend Landlord for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Lease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or Building to property or persons due to any negligence of Tenant or Tenant's Representatives or resulting from Tenant's failure to comply with the Laws (as provided in Section
11). Landlord shall indemnify an defend Tenant for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Lease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or the Building to property or persons due to any negligence of Landlord, its agents, employees or contractors or resulting from Landlord's failure to comply with the Laws (as provided in Section 11). Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive any claims (except claims arising under Section 11) that either of them may have against the other for any damage or injury to property caused by the other's negligence, including the premises and the Building arising from a peril coverable by fire or extended coverage insurance, whether or not caused by the other, or its agents, employees or contractors. Neither party shall in any event (except as provided in Sections 13 and 23) be liable to the other for indirect or consequential damages for any breach of this Lease. The provisions of this Section shall survive the termination or expiration of this Lease.

11.      OBSERVANCE OF LAWS.

         Tenant shall at its expense comply with all laws, including the requirements and regulations of any governmental authority having jurisdiction (collectively, the Laws), including those which relate to: (a) the partitioning, equipment operation, alteration, occupancy and use of the Premises, (b) environmental matters (including the storage, disposal or generation of hazardous materials), (c) the making of any repairs, replacements or improvements to the Premises and (d) any business conducted in the Premises. Except as provided in the preceding sentence, Landlord shall comply with all Laws which relate to the Building, provided nevertheless, that structural changes shall be the responsibility of Tenant if they are changes required by reason of a condition which has been created or caused by Tenant, or are required by reason of a default by Tenant.

12.      SURRENDER OF THE PREMISES.

         Tenant, on the Termination Date or earlier expiration of the Term, shall surrender the Premises in as good condition as when Tenant took possession, except for reasonable wear and tear. Any of Tenant's property (except money and securities) left on the Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale, or, if Landlord elects to remove all or any part of Tenant's property, the cost of such removal, including repairing any damage to the Premises or Building caused by the removal and the cost of storage and sale, shall be paid by Tenant within 10 days of Landlord's demand.

13.      HOLDING OVER.

         If Tenant retains possession of all or part of the premises after the Termination Date, Tenant's occupancy shall be as a tenant at sufferance, terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession at the monthly rate of 150 percent of the Base Rent payable hereunder for the month immediately preceding the Termination Date plus all other Rent required by the terms of this Lease. And, in addition thereto, shall pay Landlord for all damages including consequential damages) sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of reentry or any other right hereunder.

14.      DAMAGE.

         (a) If the Building, Land or Premises are damaged by fire or other casualty and this Lease is not terminated as provided below, Landlord shall repair the damage at its expense (except for excess costs related to above-standard leasehold improvements in the Premises which shall be at Tenant's expense), with reasonable promptness after notice to it of the damage; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property or any alteration or improvements made by Tenant. If the Premises are damaged by fire or other casualty, then to the extent that the premises are rendered untenantable, the Rent shall equitably abate from the date of the damage to the date the damage is repaired. If repairs are delayed in any way by Tenant or Tenant's Representatives, the damage shall be deemed repaired for purposes of this Section on the date when they would have been repaired but for such delay.

         (b) If the Building, Land or Premises are substantially damaged by fire or other casualty, landlord may terminate this Lease by notice to Tenant within 90 days after the date of the damage and this Lease shall terminate upon the 30th day after such notice by which dated Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be equitably prorated to the date of termination. The Building, Land or Premises (whether or not the Premises are damaged) shall be deemed substantially damaged if: (1) Landlord is required to expend for repairs more than 20 percent of the replacement value of the Building immediately prior to the damage, or (2) repair is not possible in accordance, with landlord's reasonable estimate within 180 days following the date of the damage.

         (c) If this Lease has not been terminated and Landlord does not substantially complete the repair or restoration of the Building, Land or Premises within 180 days after the date of the casualty, and if such failure has a material, adverse effect on Tenant's business in the Premises, Tenant may (provided such failure is not due to any fault of Tenant or Tenant's Representatives) terminate this Lease by notice to Landlord given within 10 days after the end of the 180-day period. Termination shall be effective 30 days after such notice is given unless Landlord shall substantially complete the repair or restoration within the 30-day period, in which case Tenant's notice of termination shall be deemed withdrawn. This Section is intended to provide the only remedies available to Tenant for damage caused by casualty and, therefore, to the extent permitted by Law, Tenant waives the provisions of any Laws which would provide alternative or additional remedies in the event of such damage.

15.      CONDEMNATION.

         (a) If the Building, land or Premises are taken for more than 180 days by condemnation or under threat thereof for any public or quasi-public purpose, this Lease shall terminate as of the date Tenant is required to vacate the Premises by reason of the taking and the Rent shall be equitably prorated to such date. If any part of the Building or Land is so taken, this Lease shall be unaffected by such taking if (A) the cost of restoration will exceed the award received as a result of the taking, (B) repair is not possible in accordance with Landlord's reasonable estimate within 180 days following the date of the taking, or (C) in Landlord's reasonable judgment, it will be unable to economically operate the Building in light of Landlord's agreements and obligations regarding the Building, and (2) Tenant may terminate this Lease by notice to Landlord within 90 days after the date of taking if 20 percent or more of the premises shall be taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business. This Lease shall terminate on the 30th day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord and the Rent shall be equitably prorated to such date. If this Lease continues in force upon a temporary taking (180 days or less) or a partial taking, the Base Rent, Tenant's Proportionate share and other relevant items shall be equitably adjusted accordingly to the rentable area of the Premises and Building remaining.

         (b) In the event of any taking, all of the proceeds of any award payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any award to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce, delay or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses.

16.      ASSIGNMENT AND SUBLETTING.

         (a) Tenant shall not, either directly or indirectly (including transfers of interests in Tenant), assign or encumber this Lease or any interest therein or sublet the Premises or any part thereof without the prior consent of Landlord in each instance, which consent shall not be unreasonably withheld; provided, however, in no event may this Lease be assigned or the Premises sublet to any governmental authority or agency or to any tenant or occupant of the Building, nor may the rental rate of any sublease be less than the market rate of such space. The consent by landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's consent to any further assignment or subletting.

         (b) Tenant shall give Landlord notice of Tenant's intent to assign this lease or sublet the Premises in whole or in part (including Tenant's estimate of the date of assignment or sublease will be effective (Estimated Date) and, in the case of a sublease, the area affected and the intended period of the sublease) and Landlord shall have the option, exercisable by delivery to Tenant of notice within 90 days after receipt of Tenant's notice, to terminate this Lease (in the case of a proposed assignment) or to terminate or suspend this Lease as to that portion of the Premises which Tenant seeks to sublet (if Landlord elects to suspend, the Lease with respect to the sublet area shall be suspended only during the period specified by Tenant in its notice and the Rent shall be equitably reduced only for such period). If Landlord fails to give such notice, Landlord shall be deemed to have rejected its option to terminate or suspend and Tenant may proceed to attempt to assign or sublet, subject to the requirements of this Section 16, including Landlord's prior consent. If Landlord exercises its option to terminate or suspend, Landlord shall be entitled to recover possession of all or such portion of the Premises as is applicable and Tenant shall vacate the same on the later of the date which is 60 days after the giving of Landlord's notice of termination (or suspension) or the Estimated Date, the Rent shall be adjusted to the date of vacation and thereafter (or for the period of the suspension) Tenant shall be relieved of all liability for the vacated portion of the Premises. In the case of a suspension, Landlord shall redeliver possession of the suspended portion of the Premises to Tenant "as is" at the expiration thereof.

         (c) If Landlord gives its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent: (1) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental or use of Tenant's property in excess of the then market value of Tenant's property), less the reasonable expenses actually paid by Tenant in connection with the assignment; and (2) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtentant (including any sums paid for the sale, rental or use of Tenant's property in excess of the then market value of Tenant's property) which are in excess of the Rent during the term of the sublease in respect of the subleased space, less the reasonable expenses actually paid by Tenant in connection with the subletting. The sums payable hereunder shall be paid to Landlord as an when payable by the assignee or subtenant to Tenant.

         (d) No assignment or subletting shall affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

17.      SUBORDINATION.

         This Lease and all rights of Tenant hereunder shall be, at the option and designation of Landlord, subordinate or superior to any lease of the Building or Land (an Underlying Lease) and to any mortgage or deed of trust (a Mortgage) which may now or hereafter affect the Building or Land. If Landlord designates this Lease as subordinate or superior to any Underlying Lease or Mortgage, this Section shall be self-operative and no further agreements of subordination or superiority shall be required but, in confirmation of such subordination or superiority, Tenant shall promptly execute, acknowledge and deliver any agreement that Landlord, the lessor under any Underlying Lease (Lessor) or the holder of any Mortgage (Mortgagee) or any of their respective assigns or successors in interest may reasonably request to evidence such subordination or superiority. If any Lessor or Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (a Successor Landlord), Tenant shall, upon request, attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any agreement that the Successor Landlord may reasonably request to evidence such attornment. If a Lessor, Mortgagee or Successor Landlord requires that an agreement of subordination, superiority or attornment be executed by Tenant in accordance with this Section, Tenant's failure to do so within 15 days after Landlord's request shall be deemed an event of default under this Lease.

18.      ESTOPPEL CERTIFICATE.

         Tenant shall from time to time deliver to Landlord a statement in writing certifying the status of this Lease and any options contained herein, the performance hereunder of Landlord and Tenant and such other matters as Landlord shall reasonably request. Tenant's failure to do so within 15 days after Landlord's request shall be deemed an event of default under this Lease.

19.      TRANSFER OF LANDLORD'S INTEREST.

         The term "Landlord" as used in this Lease shall be limited to mean and include only the owners of Landlord's interest in this Lease at the time in question. Upon any transfer of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any obligations on the part of Landlord contained in this Lease.

20.      QUIET ENJOYMENT.

         Tenant, upon paying the Rent and performing all of the terms, covenants and conditions on its part to be performed, shall peaceably and quietly enjoy the Premises subject, nevertheless, to the terms of this Lease.

21.      RIGHTS RESERVED TO THE LANDLORD.

         Landlord reserves the right: (a) to name the Building and Office Park, to change the name or street address of the Building and Office Park, and to install and maintain all signs in the Office Park (including the exterior and interior of the Building); (b) on reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser or mortgagee of the

Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last 12 months of the Term; (c) to enter the Premises to make necessary inspections repairs and adjustments or otherwise to comply with the terms of this Lease; and (d) to relocate, alter, improve, reduce or add to the configuration of and the various facilities and improvements within the Building, the Land and the Office Park, provided that the change shall not materially restrict Tenant's access to or use of the Premises.

22.      DEFAULT.

         The following shall be deemed event of default under this Lease: (a) Tenant's failure to make any payment of Rent when it is due and payable (provided that Tenant shall be entitled to 10 days notice of nonpayment during which Tenant may cure the default, unless on 2 prior occasions within the same 12-month period there has been a default in the payment of Rent which has been cured after notice has been given by Landlord, in which case no such notice need be given for the remainder of the 12-month period and no such default in the payment of Rent shall be curable, except as may be required by applicable
Laws), (b) any matter defined as an event of default in this Lease, (c) Tenant's failure to cure a default in the performance of any other covenant or obligation of Tenant under this Lease within a period of 30 days after notice from Landlord specifying the default (or if the specified default is not capable of cure within the 30-day period, if Tenant fails immediately after notice from Landlord to commence to cure the default and diligently to pursue completion of the cure during and after the 30-day period), and (d) Tenant's failure to occupy substantially all of the Premises within 30 days after Landlord delivers the Premises to Tenant in the condition required by this Lease or Tenant's vacation of more than 50 percent of the Premises for more than 30 days except in accordance with an approved assignment or sublease.

23.      REMEDIES.

         (a) If any event of default occurs, Landlord may, without prejudice to Landlord's other rights hereunder and in addition to all other rights and remedies which Landlord may have under the Laws:

                  (1) cure such default and any reasonable costs and expenses incurred by Landlord therefor shall be deemed additional rent payable on demand; or

                  (2) with or without terminating this Lease, reenter the Premises and take possession thereof from Tenant by legal proceedings or otherwise. If Landlord takes possession of the Premises and if the remedy provided in this Section 23(a)(2) is permitted under the Laws after termination of a lease, this Lease shall terminate, otherwise it shall remain in full force and effect. Thereafter Landlord may recover from Tenant: (A) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (B) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
(D) any other amount necessary
to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in Subdivisions (A) and (B) is computed by allowing interest at the lesser of 12 percent per annum or the maximum rate which Landlord may lawfully charge Tenant. The worth at the time of award of the amount referred to in Subdivision (C) is computed by discounting such amount at the discount rate of the nearest Federal Reserve Bank at the time of award plus one percent. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover damages under this or any other Section. Nothing in this Section shall affect Landlord's rights to indemnification under any of the other provisions of this Lease; or

         (3) continue this Lease in full force and effect for so long as Landlord does not exercise Landlord's right to terminate this Lease and Landlord may enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. For purposes of this Section, the following acts by Landlord shall not constitute a termination of Tenant's right to possession of the Premises or a termination of the Lease: (A) Acts of maintenance or preservation or efforts to relet the Premises; or (B) the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease.

                  (b) Landlord shall use reasonable efforts to mitigate its damages in the event of Tenant's default. If Tenant has vacated the Premises, Landlord shall be deemed to have satisfied its obligation under this provision if it markets the Premises in the same manner as it markets other available space in the Building or the Office Park (if applicable). Landlord, however, shall not be required to prefer the Premises over such other available space.

                  (c) Except as provided in Section 23(a)(2), no reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless notice to such effect is given by Landlord to Tenant. If Landlord does reenter or take possession without terminating this Lease, Landlord may, at any time thereafter, terminate this Lease by giving notice to Tenant. All of the remedies given to Landlord in this Lease upon any event of default are in addition to all other rights or remedies to which Landlord may be entitled under the Laws, including, if available, the right to restrict Tenant's access to the Premises; all such remedies shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies. Unless otherwise expressly provided herein, Tenant's obligation to pay all the Rent due through the Termination Date shall survive any termination or expiration of this Lease.

24.      SECURITY DEPOSIT.

         Tenant has deposited with Landlord the Security Deposit as security for the faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of the Rent, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss, cost or liability which Landlord may incur by reason of Tenant's default. If any portion of the Security Deposit is so applied, Tenant shall, within 10 days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be deemed an event of default under this Lease. The Security Deposit or any balance thereof shall be returned to Tenant without interest (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises in accordance with the terms of this Lease. If the Building is sold, the Security Deposit may be transferred to the new owner and Landlord shall be discharged from further liability with respect thereto.

25.      BANKRUPTCY.

         If Tenant files a voluntary petition pursuant to the Bankruptcy Code (including any successor code) or takes the benefit of any insolvency act or is dissolved, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code and the petition is not dismissed within 60 days after the filing, if a receiver is appointed for Tenant's business or assets and the appointment of the receiver is not vacated within 60 days after the appointment, or if Tenant shall make an assignment for the benefit of creditors, then Landlord shall have all of the rights provided in Section 23 for nonpayment of the Rent to the extent permitted by the Laws.

26.      FORCE MAJEURE.

         Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by causes beyond its control, including labor disputes, civil commotion, hostilities, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, financing or services, and acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder, provided that nothing contained in this Section shall be deemed to excuse or permit any delay in the payment of Rent or any delay in the cure of any default which may be cured by the payment of money.

27.      LIMITATION OF LIABILITY

         If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment solely to Landlord's interest in the Building and Land and no other property or assets of Landlord or the individual partners, directors, officers, or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of the money judgment.

28.      PARKING.

         (a) Landlord hereby permits Tenant the right to use the Parking Spaces. Landlord, at its sole election, may designate the types and locations of the Parking Spaces and Landlord shall have the right, at Landlord's sole election, to change the types and locations from time to time; provided, however, such designation shall not reduce the number of Parking Spaces permitted Tenant by this Lease. If Landlord institutes an automobile identification procedure, Tenant shall cooperate with Landlord's reasonable requirements therefor.

         (b) Commencing on the Commencement Date, Tenant shall pay Landlord the Parking Fee, if any, as additional rent, payable monthly in advance with Monthly Installments of Base Rent. Thereafter, and throughout the Term, the Parking Fee may be changed from time to time based on Landlord's standard parking rates (plus any amounts assessed or required to be paid to any governmental authority on account of the parking of motor vehicles) for each type of parking space provided to Tenant.

29.      RELOCATION.

         Landlord may elect by notice to Tenant to substitute for the Premises other office space in the Building or the Office Park (the Substitute Premises) designated by Landlord and reasonably satisfactory to Tenant, provided that the Substitute Premises shall contain at least the same usable area as the Premises and have a configuration substantially similar to the Premises. Landlord shall, at Landlord's expense, be responsible for: (a) completion of all improvements to the Substitute Premises to Tenant's reasonable satisfaction, (b) moving all of Tenant's property, (c) prompt reimbursement of all Tenant's reasonable out-of-pocket expenses incurred by Tenant in connection with Tenant's move from the Premises to the Substitute Premises provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises within 15 days after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to this Section. Tenant shall pay the same Rent with respect to the Substitute Premises as was payable with respect to the Premises, notwithstanding that the usable area of the Substitute Premises may be greater than that of the Premises. This Lease shall remain in full force and effect, and the Substitute Premises shall thereafter be deemed to be the Premises.

30.      BROKERAGE FEES.

         Tenant warrants and represents that it has not dealt with any other party (including a broker or other agent) in connection with this Lease except Broker. Tenant shall indemnify and defend Landlord for, from and against any claims, expenses, liabilities and losses (including reasonable attorneys' fees) resulting from any compensation, commissions or charges claimed by or owing to any other party in connection with this Lease by reason of any act of Tenant.

31.      NOTICES.

         All notices, demands, consents, approvals, elections or other communications permitted or required to be given hereunder (a notice or notices) shall be in writing and shall be deemed given on the date of actual receipt by the party to which it is directed, notwithstanding any further direction to the attention of any individual or department; provided that if notices are required by this Lease to be sent to the attention of any individual or department, the notice shall be effective only if the envelope or wrapper in which it is sent is so addressed. Notices shall be addressed as follows: (a) if to Landlord, to the Landlord's Mailing Address and to the Building Manager, and (b) if to Tenant, to the Tenant's Mailing Address. Any address or name specified above may be changed by a notice given to the addressee by the other party in accordance with this Section. The inability to deliver a notice because of a changed address for which no prior notice was given or rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.

32.      MISCELLANEOUS

         (a) This Lease shall be deemed to have been made in and shall be construed in accordance with the Laws of the State. This Lease has been executed in several counterparts, all of which constitute one and the same instrument. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof. This Lease sets forth all the agreements and understandings between Landlord and Tenant and there are no agreements or understandings, either oral or written, between them other than as are herein set forth. No amendment or change to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both of them.

         (b) As used in this Lease, any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitation.

         (c) If any provision of this Lease is or becomes illegal or unenforceable because of current or future Laws effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby.

         (d) The failure of either party to exercise any remedy or election shall not be construed as a waiver for the future of such remedy or election, but the same shall remain in full force and effect. The receipt by Landlord of full or partial Rent with knowledge of a breach of this Lease shall not be deemed a waiver of such breach. No payment of a lesser amount than the Rent due Landlord shall be deemed to be other than on account of the Rent and Landlord may accept payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease, notwithstanding any endorsement or statement accompanying the payment to the contrary.

         (e) In any proceeding which Landlord or Tenant may prosecute to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party (as such parties are hereafter defined), including reasonable attorneys' fees. Prior to commencing any proceeding the parties shall each submit to the other a final offer of settlement. The failure of a party (as plaintiff) to submit a settlement offer shall be deemed a demand for all the relief requested in its complaint and the failure of a party (as defendant) to submit a responding settlement offer within 10 days after its receipt of a settlement offer shall be deemed a rejection of any relief for the benefit of the plaintiff. If the forum in which the proceeding is heard renders a judgment at least as favorable to a party as its settlement offer, such party shall be deemed the prevailing party for purposes of this Section.

         (f) If any proceeding is commenced between the parties to settle any dispute, neither Landlord nor Tenant shall permit its attorneys to engage in any dilatory conduct. At the conclusion thereof and regardless of the outcome, the attorneys appearing of record for both parties shall be required to submit themselves to the judge or other adjudicator for a review of their conduct during the proceeding. If any such attorney is found to have engaged in dilatory conduct, that attorney shall agree to perform up to 10 hours of community or pro bono service, as directed by the judge or adjudicator.

         (g) If Landlord commences any summary proceeding (or equivalent) or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in the proceeding or action, provided that this prohibition shall not prevent Tenant from raising any appropriate defense in such proceeding or action and any such underlying claim shall be preserved for any subsequent action commenced by Tenant against Landlord. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties under this Lease.

         (h) All the terms and provisions of this Lease shall be binding upon and, except as prohibited or limited by Section 16, inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         (i) In no event shall this Lease be recorded. If Tenant records this Lease in violation of the terms hereof, such action shall be deemed an event of default.

         (j) Time shall be of the essence regarding the payment of Rent and, if Tenant is granted (by express provision of this Lease) any option to extend or shorten the Term or expand or reduce the size of the Premises, time shall be of the essence regarding the exercise by Tenant of any such options.

         (k) Tenant shall assume and pay to Landlord at the time of paying the Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Rent or may be imposed on or on account of this Lease (including utilities and other services specially or separately billed or supplied to Tenant) and which Landlord may be required to pay or collect under any Laws now in effect or hereafter enacted. Tenant shall also assume and pay all taxes on the value of Tenant's leasehold improvements in excess of Landlord's standard improvements.

         (l) If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

ADDITIONAL TERMS

The Section numbers below in the margin correspond to the Section numbers in the Lease.

General Terms, Covenants and Conditions

1(c). Delete this Section and substitute the following: "(c) Tenant acknowledges that Suite 800 is currently subject to an existing lease between Landlord and Northern Telecom. If Landlord is unable to deliver possession of Suite 800 to Tenant by February 28, 1998 (the Outside Commencement Date), then Tenant, as its sole remedy, may terminate this Lease with respect to Suite 800 only by notice to Landlord given within 10 days after the Outside ---- Commencement Date. Landlord shall not be liable to Tenant or any third party for its failure to deliver possession of Suite 800 to Tenant. If the Suite 800 Commencement Date does not occur by August 1, 1998, this Lease with respect to Suite 800 only shall terminate and Landlord and Tenant shall have no further obligations to ---- the other with respect to Suite 800, except as may otherwise be provided in this Lease. If the Lease is terminated with respect to Suite 800 only in accordance with this Section, such termination shall not affect the ---- Lease with respect to the Initial Space and the Lease shall otherwise remain in full force and effect."

1(d). In lines 1 and 2 delete "Commencement Date" and substitute "Suite 800 Commencement Date". In line 2 delete ", Termination Date".

2.       Line 2 delete "including ... first Lease Year)".

3. In line 1 delete "it is due" and substitute "of notice, which notice Landlord shall not be obligated to provide more often than twice per Lease Year,".

5. Line 2 after "make" add: "and of which Tenant has received notice and provided that such modifications or additions do not materially, adversely affect Tenant's use and occupancy of the Premises or rights under this Lease".

         Line 3 after "others" add "but Landlord shall us reasonable efforts to enforce said rules and regulations uniformly and without discrimination, except when a particular tenancy requires difference enforcement in Landlord's reasonable discretion".

6(c). At the end of the 3rd sentence add: "; provided, however, the types and quantities of equipment specified on the Schedule of Non-High-Usage Equipment attached hereto shall not be deemed "High Usage Equipment" for purposes of this Section."

6(d). At the end of this Section add: "Anything in this Section 6(d) to the contrary notwithstanding, if any interruption or discontinuance of services (1) is caused by the negligence of Landlord, its agents, employees or contractors (without the contributory negligence of Tenant or Tenant's Representatives), (2) continues for more than 5 consecutive business days without being cured by Landlord (or if not capable of cure within such 5-day period, if Landlord fails immediately to commence such cure and diligently to pursue completion of such cure during and after such 5-day period, and (3) has a material, adverse effect on Tenant's business in the Premises, the Base Rent shall thereafter abate equitably during the interruption or discontinuance."

8(a). In line 2, after "withheld," add: ", except that, notwithstanding the foregoing, Landlord hereby consents in advance and agrees that Tenant may make one or more alterations in or to the Premises, without prior notice to Landlord, if (1) the aggregate cost (if a third party contractor performs such alteration, otherwise, if the value) of such alteration is less than $15,000.00, and (2) such alteration does not affect the Building's structure or the core areas of the Building or any Building systems, including mechanical, electrical, plumbing, heating, ventilation, air conditioning or life safety systems."

         Line 4 after "demand." add "Anything in the second sentence of this
         Section 8(a) to the contrary notwithstanding but subject to other requirements of this Section 8, Landlord hereby permits the Tenant named herein to elect to make approved alterations to the Premises during the Term. If Tenant elects to make such approved alterations Tenant shall not be required to pay Landlord for Landlord's overhead, profit and supervision."

         Delete the last sentence and substitute: "With respect to alterations for which Landlord's consent is required under this Lease, Tenant shall not be required to remove any such alteration unless Landlord has notified Tenant at the time Landlord approves such alteration that Tenant shall be required to remove such alteration or a portion thereof on the Termination Date. With respect to alterations for which Landlord's consent is not required under this Lease, Landlord reserves the right on the Termination Date to require that Tenant remove any such alteration, which, in Landlord's reasonable discretion, Landlord desires to have removed from the Premises. Tenant shall, at its expense, make reasonable repairs to the Premises and to the Building caused by any such removal."

9. In line 7 delete "hereunder" and substitute "of the Premises for the Permitted Use".

11. In line 4, after "materials," add: "caused by Tenant's or Tenant's Representatives' operation, alteration, occupancy or use of the Premises".

13. In line 1, after "Date" add "without Landlord's consent" and in line 3, after "possession," add "without Landlord's consent". At the end of this Section add: "If Tenant retains possession of all or part of the Premises after the Termination Date and has obtained Landlord's consent for such holdover, Tenant's occupancy shall be as a month-to-month tenant, terminable upon 30 days' notice from Landlord to Tenant. Tenant shall pay rent for such time as Tenant remains in possession with Landlord's consent at the rate of 100 percent of the Base Rent payable hereunder for the month immediately preceding the Termination Date plus all other Rent required by the terms of this Lease. If Tenant fails to vacate the Premises after receipt of such notice to vacate, Tenant shall be deemed to be holding over without Landlord's consent and shall be subject to all provisions of this Lease regarding such holdover."

14(a). In line 2 delete "excess costs" and substitute "costs in excess of the Allowance" and in line 3, after "which," add: "excess costs".

14(b). In line 4, after "termination," add: "if such fire or other casualty does not have a material, adverse effect on Tenant's business in the Premises, or, if such fire or other casualty has a material, adverse effect on Tenant's business in the Premises, the Rent shall be equitably prorated to the date of such damage."

14(c).   In line 1, after "substantially," add: "or diligently".

15(a). In line 1 delete "180" and substitute "120" and in line 9 delete "90" and substitute "60". In line 11, after "business," add: "without a material, adverse effect on such business" and in line 13 delete "180" and substitute "120".

15(b). In line 5, after "expenses," add: ", for the taking of its leasehold interest in this Lease and/or any of Tenant's trade fixtures."

16(a). At the end of this Section add: "Anything in this Section to the contrary notwithstanding, without Landlord's consent, but upon 10 days' notice to Landlord, and subject to the consideration described in Section 16(c), Tenant may assign this Lease to any corporation which is a parent, subsidiary or affiliate of such Tenant, provided that the business operations of such parent, subsidiary or affiliate are consistent in character and profile to the business operations of other tenants at the Building and the Office Park and provided that such parent, subsidiary or affiliate, as the case may be, shall have a net worth of not less than the greater of the net worth of Tenant on the date hereof or on the date immediately preceding such assignment. For purposes of this Section, a "parent" shall mean a corporation which owns not less than 51 percent of the outstanding stock of Tenant, a "subsidiary" shall mean any corporation not less than 51 percent of whose outstanding stock shall be owned by Tenant and an "affiliate" shall mean any corporation not less than 51 percent of whose outstanding stock shall be owned by Tenant's parent."

16(b).   In line 4 delete "90 and substitute "60".

17. At the end of this Section add: "Landlord shall use reasonable efforts to obtain from each Lessor and Mortgagee an agreement that if as a result of the exercise of their rights they acquire Landlord's interest in and to the Premises, then as Successor Landlord they shall recognize the validity and continuance of this Lease and shall not disturb Tenant's possession of the Premises so long as Tenant shall not be in default under this Lease; provided, however, in no event shall Successor Landlord (a) be liable for any previous act or omission of a prior landlord under this Lease; (b) be subject to any offset for a claim arising prior to its succession to the rights of Landlord under this Lease; and (c) after notice to Tenant of the existence of a Lessor or a Mortgagee, be bound by any subsequent modification of this Lease or by any subsequent prepayment of more than one month's Rent, unless such modification or prepayment shall have been expressly approved by Successor Landlord. Anything in this
         Section 17 to the contrary notwithstanding, if Landlord is unable to obtain such" nondisturbance" agreement from any Lessor or Mortgagee, this Lease shall not be subordinated to such Underlying Lease or Mortgage."

20.      In line 1, after the second "the," add: "material".

21. In line 2, after "Building and Office Park," add: "; provided, however, if Landlord's exercise of its rights under this Section 21(a) shall be voluntary and not at the request of any governmental entity, including the United States Postal Service or any successor thereto, Landlord shall, within a reasonable time after Landlord's receipt of an invoice therefore, reimburse Tenant for Tenant's actual, reasonable cost of printing new stationary to reflect such change of name or address, which reimbursement shall be up to a maximum amount not to exceed $10,000.00,". In line 5 delete "12" and substitute "6" and in line 5, after "Premises," add: "upon reasonable prior written notice to Tenant's Mailing Address as of the Commencement Date or, anything in this Lease to the contrary notwithstanding, oral notice to the attention of person specified in Tenant's Mailing Address as of the Commencement Date or his or her designee, except in an emergency, in which case no such notice shall be required,".

22. In line 3 delete "2" and substitute "3" and in line 3 and in line 5 delete "12-month period" and substitute "Lease Year". In line 13, after "sublease," add: "with the simultaneous failure to pay Rent".

23(a)(2). In line 14, after "amount," add: "reasonably", in line 14, after "detriment," add: "which is foreseeable and is" and in line 16, after "therefrom," add: ", including all reasonable costs and expenses incurred by Landlord for repairs, tenant improvements and leasing commissions in order to relet the Premises and such reasonable attorneys' fees as Landlord may incur in enforcing its rights under this Lease".

23(a)(3). In line 5, after "Premises," add: "in accordance with the terms of this Lease".

27. At the end of this Section add: "Upon any transfer or transfers of Landlord's interest in the Building and the Land, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of Landlord contained in this Lease; provided, however, the then transferor shall remain liable hereunder for its acts or omissions arising prior to such transfer unless the then transferor assumes such liability in writing, in which latter case the then transferor shall have no further liability hereunder."

28(a). At the end of this Section add: "In no event shall the Parking Spaces be relocated to areas which are not part of the Land."

28(b). In line 3 delete "Landlord's standard parking rates (plus" and in line 4 delete the parenthetical sign after "vehicles".

28(c). Add new Section (c): "Landlord shall have no obligation to police the parking spaces which are designated for Tenant's exclusive use for use by others."

29. At the end of this Section add: "This Section shall not apply as long as Tenant is in occupancy of the entire Premises."

30.      Line 2 after "Broker" add "and Transaction Consultants, Inc.".

32(f).   Delete this Section.

32(m) Add new Section 32 (m): "Landlord represents, to the best of the knowledge of Landlord's employees charged with responsibility for the day-to-day management of the Building, that as of the date of this Lease, the Building contains no asbestos-containing materials."

33. Add new Section: "33. Allowance. Landlord shall provide Tenant an allowance in an amount up to $350,000.00 (Allowance) which shall be applied to the cost of alterations (Work) requested by Tenant from time to time pursuant to Section 8 of the Lease. For purposes of this
         Section 33, "Work" shall be deemed to include all labor, materials and services related to a specific request for alterations. Tenant shall pay for all costs and expenses incurred in excess of the Allowance in accordance with Section 8 of Lease. If Tenant is permitted to perform Work pursuant to Section 8 of the Lease, so much of the Allowance as equals the cost of the Work (up to the total amount of the Allowance) shall be paid to Tenant within 30 days after receipt from Tenant of copies of the invoices for which payment is requested (but in no event prior to the Commencement Date) together with: (a) Tenant's certification that each invoice is true and complete, that the full amount shown thereon is due and owing to the party requesting payment, that Tenant has not received nor shall it receive any rebate, setoff or other similar consideration from the party to whom the payment is due, that any payment to be made to a parent, subsidiary or affiliate of Tenant is not in excess of the market value for the services or materials rendered, and that the total amount shown on the invoices submitted to Landlord represents the total amount then due and owing Tenant for the approved Work under this Section 33, (b) lien waivers for all the Work, and Tenant's certification that the lien waivers represent all the Work and (c) Tenant's certification and the certification of Tenant's architect and Tenant's contractor that the Work is substantially completed in a good and workmanlike manner, subject to normal punchlist items, and has been accepted by Tenant. Except as expressly provided in this Section 33, neither the Allowance nor any portion thereof shall be available to Tenant in cash, as a credit against the Rent or any other charge or expense, or for any other purpose whatsoever."

34. Add new Section: "34. Signage. (a) Landlord has installed Tenant's sign (Existing Sign) on the west wing-wall adjacent to Peters Road. Such installation is on a non-exclusive basis and Landlord may place other signs on such wall in Landlord's sole discretion. Landlord shall maintain the Existing Sign so long as MedPartners Acquisition Corporation is in occupancy of the entire Premises. (b) Subject to necessary approvals, Landlord shall, at Tenant's expense, install Tenant's sign with the words "MedPartners" (Sign) as shown on the Signage Plan attached hereto, in the location on the exterior top floor on the southeast side of the Building as shown on the Signage Plan. The installation of the Sign shall be subject to: (1) Tenant first obtaining all necessary approvals from the City of Plantation and of any other governmental authority having jurisdiction, and (2) Landlord's prior approval of material, design and size, which approval may be withheld in Landlord's sole discretion. Tenant shall maintain the sign in first class condition. If Tenant fails to maintain the Sign in accordance with this Section, Landlord may remove the Sign at Tenant's expense. The installation of the Sign shall not interfere with the rights of other tenants of the Building. All costs related to approval, installation and maintenance of the Sign shall be at Tenant's expense. On the Termination Date or earlier expiration of the Term, Landlord shall remove the Sign, and the cost of such removal, including repairing any damage to the Building caused by the removal, shall be paid by Tenant within 10 days of Landlord's demand.

Rules and Regulations

5. In line 2, after "Landlord," add: "; provided, however, nothing in this sentence shall limit Tenant's right to make alterations to the Premises without Landlord's consent in accordance with Section 8(a) of this Lease."

6. In line 4, after "ovens," add: ", vending machines, subject to Section 22 of this Rules and Regulations attachment,".

10. In line 1, after "vermin," add "as a result of a condition caused by Tenant or Tenant's Representatives", in line 3, after "Landlord," add:
         ", which approval shall not be unreasonably withheld or delayed" and at the end of this Section add: "Such extermination shall be in addition to any extermination services which Landlord shall provide to the Premises from time to time."

15. In line 2, after "refer," add: "any handyman employed by Tenant", in line 3, after "approval," add: "(which approval shall not be unreasonably withheld or delayed)" and in line 5 after "attachments" add: ";provided, however, nothing in this Section 15 shall limit Tenant's right to make alterations to the Premises without Landlord's consent in accordance with Section 8(a) of this Lease."

21. At the end of this Section add: "Tenant acknowledges that the actual, current charge for such climate control provided by the primary climate control system serving the Building is $25.00 per hour and that such charge may increase or decrease from time to time during the Term in Landlord's reasonable discretion and based on Landlord's costs actually incurred in connection with such climate control. A supplemental air-conditioning system was installed in a portion of the Premises (Supplemental A/C System), to provide air-conditioning to such portion of the Premises after Normal Business Hours, subject to the terms hereof. Tenant covenants and agrees to pay Landlord's charges for Tenant's actual use of the Supplemental A/C System within a reasonable time after receipt of a bill therefor from Landlord. Tenant acknowledges that the current charge for the actual use of the Supplemental A/C System is $5.00 per hour and that such charge may change from time to time during the Term in Landlord's reasonable discretion."

22. Delete this Section and substitute: "Tenant shall be permitted to install one or more vending machines which dispense beverages and snack food (collectively, Tenant's Vending Machines) in the Premises for the exclusive use and convenience of its employees, agents and invitees. Tenant, and not Landlord, shall be entitled to receive all of the revenue derived from Tenant's Vending Machines to which Tenant may be entitled pursuant to its agreements with the supplier thereof."


Expense Escalation - Base Stop and Base Year

1(b). In line 4, after "management fees," add: "which are reasonable and customary in the Plantation, Florida, area for first-class commercial office buildings" and in line 8, after "administrative expenses," add:
         ", which shall exclude such management fees".

5. In line 6, after "statement," add: "; "provided, however, if such overpayment exceeds the amount actually due by more than 10 percent, Landlord shall pay interest to Tenant on the amount by which such overpayment exceeds the actual amount due at the prime rate (or base rate) reported in the Money Rates column or section of The Wall Street Journal published on the 16th business day of the month preceding the month in which it is determined that Tenant has made such an overpayment to Landlord, as having been the rate reported for corporate loans at large U.S. money center commercial banks on the 15th business day of such month. If The Wall Street Journal ceases publication of such prime rate, the "prime rate" shall mean the highest rate charged by Citicorp or its successor, at its New York office, on short term, unsecured loans to its most creditworthy customers."

RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts or stairways of the Building shall not be obstructed or used for any purpose other than ingress and egress to and from the tenant's premises.

         2. Nothing shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be used in connection with any exterior window or door of the tenant's premises, except as Landlord designates as Building standard.

         3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside, or inside if visible from the outside, of the tenant's premises or the Building without the prior consent of Landlord.

         4. The restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed. No tenant shall bring or keep any inflammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the tenant's premises without Landlord's prior consent.

         5. No tenant shall mark, paint, nail, tape or drill into any part of the Building except the premises, and then only with the prior consent of Landlord. No tenant shall install any resilient tile or similar floor covering in the tenant's premises except in a manner approved by Landlord.

         6. No bicycles, vehicles or animals of any kind shall be brought into the tenant's premises (except as may be required by handicapped persons). No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord, except as is customary for general office purposes (such as the use of microwave ovens and coffee machines). No tenant shall cause any unusual or objectionable odors to emanate from the tenant's premises.

         7. No tenant shall create, or permit to be created, any nuisance, or interfere with other tenants or occupants of the Building or neighboring buildings or premises.

         8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant shall, upon the termination of its tenancy, deliver to Landlord all keys of stores, offices and restrooms obtained by such tenant.

         9. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, impairs the reputation of the Building.

         10. If the tenant's premises become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

         11. No premises shall be used, or permitted to be used for lodging or sleeping, or for any illegal purpose.

         12. The requirements of tenants will be attended to only upon application at the office of the Building Manager. Building employees shall not be required to perform any work outside of their regular duties, unless under specific instructions from the office of Building Manager.

         13. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate in seeking their prevention.

         14. In the delivery or receipt of merchandise, freight or other matter, only hand trucks or other means of conveyance equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require shall be used.

         15. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenants shall refer all contractors, contractors' representatives and installation technicians to the Building Manager for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments.

         16. Each tenant and all of Tenant's Representatives shall observe and comply with the driving and parking signs and markers on the Land and the Office Park and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

         17. No radio or television antenna, loudspeaker, music system or other device shall be installed on the roof or exterior walls of the Building or on common walls with adjacent tenants.

         18. No material shall be placed in the trash boxes or receptacles in the Building unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any Laws governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Landlord shall designate.

         19. If the Building is equipped with elevators, at least one elevator shall remain in service at all times. Landlord may designate a specific elevator for use as a service elevator.

         20. Tenant shall pay to Landlord on demand the costs incurred by Landlord for extra or unusual cleaning required because of the condition or nature of the Premises.

         21. If Tenant requires climate control at any time after Normal Business Hours, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's charges therefor on demand.

         22. No vending machines of any kind shall be installed in the tenant's premises, except by Landlord upon the tenant's request. Only Landlord may install vending machines in the Building and Landlord shall receive all of the revenue derived therefrom.

EXPENSE ESCALATION

BASE YEAR

ESCALATION. The Base Rent does not reflect future increases in the amount of taxes on the Land, the Building and other improvements on the Land (collectively the Property) or in the cost of operations and maintenance of the Property. In order that the Rent payable throughout the Term shall reflect any such increase, the parties agree as follows:

1.       DEFINITIONS.

         (a) REAL ESTATE TAXES: (1) all general and special taxes, assessments, duties and levies, if any, payable (adjusted after protest or litigation, if any) for any part of the Term, exclusive of penalties or discounts, on the Property; (2) any service, user or license fees or taxes, or any taxes which shall be levied on the rentals of the Building in addition to or in lieu of any of the foregoing in whole or in part; and (3) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

         (b) OPERATING EXPENSES: all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the management, repair, operation and maintenance of the Property, including: (1) utilities; (2) rent, casualty, liability and fidelity insurance; (3) cleaning, snow and ice removal, and security services; (4) landscaping; (5) alterations and improvements to the Property made by reason of the Laws or the requirements of insurance bodies;
(6) management fees or, if any independent property manager is not employed by Landlord, a sum which is not in excess of the then prevailing rates for management fees of other comparable buildings in the area in which the Building is located; (7) capital improvements, replacements or additions to the Property made during the Term which Landlord reasonably projects will reduce Operating Expenses, but only to the extent of the projected reduction for each relevant calendar year; (8) reasonable administrative expenses; (9) expenses (including real estate taxes) attributable to the Property as part of an Office Park (if applicable); and (10) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. Operating Expenses shall not include expenses for any capital repairs, replacements or improvements (except as provided above); depreciation; expenses (other than Operating Expenses) for which Landlord is reimbursed; brokerage commissions, advertising expenses and expenses of renovating space incurred in procuring new tenants; interest on and amortization of debts; and any cost or expense representing an amount paid to a related or affiliated person or entity which is in excess of the amount which would be paid in the absence of such relationship.

         (c) If during any calendar year (including the Base Year) the Property is not fully assessed and the Building is not fully occupied or if any tenant of the Building (other than Tenant) furnishes to itself any services which would otherwise have been furnished by Landlord, Real Estate Taxes and Operating Expenses shall be adjusted at the expiration of each calendar year as if the Property were fully assessed, the Building were 95 percent occupied during the entire year and as if Landlord had furnished such services. "Fully occupied" shall be defined as occupancy of 95 percent or more of the rentable area of the Building.

2.       EXCESS EXPENSES.

         Commencing the calendar year following the Base Year and thereafter (each such calendar year referred to as a Comparison Year), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the amount by which the sum of the Real Estate Taxes and the Operating Expenses for each Comparison Year during the Term exceeds the sum of the Real Estate Taxes and the Operating Expenses for the Base Year (the excess amount is referred to as the Excess Expenses). Tenant's Proportionate Share of Excess Expenses shall be prorated as necessary for the first and last calendar years of the Term if the Commencement Date or Termination Date are other than the first or last day of the year, respectively.

3.       CURRENT PAYMENTS AND ADJUSTMENT.

         (a) In order to provide for current payments on account of Excess Expenses, Tenant shall pay as additional rent, together with Monthly Installments of Base Rent, an amount equal to Tenant's Proportionate Share of the Excess Expenses due for the ensuing 12 months (as reasonably estimated by Landlord from time to time) in 12 equal monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount.

         (b) On or before April 1 of each calendar year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (certified by an officer of Landlord) of Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the Comparison Year exceeds the aggregate of the estimated monthly payments made by Tenant for that year, Tenant shall within 10 days of receipt of the statement, pay Landlord such excess as additional rent. If the aggregate exceeds Tenant's Proportionate Share of the actual Excess Expenses, then Landlord shall credit against Tenant's next ensuing monthly installment or installments of the Rent an amount equal to the difference until the credit is exhausted.

4.       TERMINATION.

         (a) Landlord may at any time after the end of the Term give Tenant notice of Landlord's reasonable estimate of Tenant's Proportionate Share of the Excess Expenses (prorated) for the Comparison Year in which the Term ends. Tenant shall within 30 days after receipt of such notice pay Landlord the amount specified. Adjustments shall thereafter be made in accordance with this Section.

         (b) If a credit is due from Landlord at the end of the Term or at the time of adjustment, Tenant shall be entitled to receive the amount of the credit in the form of payment from Landlord, provided that Landlord may, in lieu of such payment, apply the credit against any Rent which is due but not paid on that date. No interest or penalties shall accrue on any amounts which Landlord is obliged to credit or pay to Tenant by reason of this Rider.

5.       STATEMENTS.

         Each statement given by Landlord pursuant to this Rider shall be conclusive and binding upon Tenant unless within 60 days after receipt of the statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay additional rent in accordance with the statement but such payment shall be without prejudice to Tenant's position. If the dispute is determined in Tenant's favor. Landlord shall immediately credit Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. If resolution of the dispute indicates that Tenant underpaid, Tenant shall immediately pay Landlord the amount of such underpayment (no interest shall be due thereon, provided Tenant paid all additional rent due in accordance with this Rider). Landlord shall grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the Excess Expenses.

ATTACHMENT 9 - SCHEDULE OF NON-HIGH-USAGE EQUIPMENT

EXPENSE ESCALATION

BASE STOP


ESCALATION. The Base Rent does not reflect future increases in the amount of taxes on the Land, the Building and other improvements on the Land (collectively the Property) or in the cost of operations and maintenance of the Property. In order that the Rent payable throughout the Term shall reflect any such increase, the parties agree as follows:

1.       DEFINITIONS.

         (a) REAL ESTATE TAXES: (1) all general and special taxes, assessments, duties and levies, if any, payable (adjusted after protest or litigation, if any) for any part of the Term, exclusive of penalties or discounts, on the Property; (2) any service, user or license fees or taxes, or any taxes which shall be levied on the rentals of the Building in addition to or in lieu of any of the foregoing in whole or in part; and (3) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

         (b) OPERATING EXPENSES: all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the management, repair, operation and maintenance of the Property, including: (1) utilities; (2) rent, casualty, liability and fidelity insurance; (3) cleaning, snow and ice removal, and security services; (4) landscaping; (5) alterations and improvements to the Property made by reason of the Laws or the requirements of insurance bodies,
(6) management fees or, if an independent property manager is not employed by Landlord, a sum which is not in excess of the then prevailing rates for management fees of other comparable buildings in the area in which the Building is located; (7) capital improvements, replacements or additions to the Property made during the Term which Landlord reasonably projects will reduce Operating Expenses, but only to the extent of the projected reduction for each relevant calendar year; (8) reasonable administrative expenses; (9) expenses (including real estate taxes) attributable to the Property as part of an Office Park (if applicable); and (10) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. Operating Expenses shall not include expenses for any capital repairs, replacements or improvements (except as provided above); depreciation; expenses (other than Operating Expenses) for which Landlord is reimbursed; brokerage commissions, advertising expenses and expenses of renovating space incurred in procuring new tenants; interest on and amortization of debts; and any cost or expense representing an amount paid to a related or affiliated person or entity which is in excess of the amount which would be paid in the absence of such relationship.

         (c) If during any calendar year the Building is not fully occupied or if any tenant of the Building (other than Tenant) furnishes to itself any services which would otherwise have been furnished by Landlord, Operating Expenses shall be adjusted at the expiration of each calendar year as if the Building were 95 percent occupied during the entire year and as if Landlord had furnished such services. "Fully Occupied" shall be defined as occupancy of 95 percent or more of the rentable area of the Building.

2.       EXCESS EXPENSES.

         Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the amount by which the sum of the Real Estate Taxes and the Operating Expenses for each calendar year during the Term exceeds the Base Stop (the excess amount is referred to as the Excess Expenses). Tenant's Proportionate Share of Excess Expenses shall be prorated as necessary for the first and last calendar years of the Term if the Commencement Date or Termination Date are other than the first and last day of the year, respectively.

3.       CURRENT PAYMENTS AND ADJUSTMENT.

         (a) In order to provide for current payments on account of Excess Expenses Tenant shall pay as additional rent, together with Monthly Installments of Base Rent, an amount equal to Tenant's Proportionate Share of the Excess Expenses due for the ensuing 12 months (as reasonably estimated by Landlord from time to time) in 12 equal monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount.

         (b) On or before April 1 of each calendar year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (certified by an officer of Landlord) of Tenant's Proportionate Share of the Excess Expenses for the preceding calendar year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous calendar year exceeds the aggregate of the estimated monthly payments made by Tenant for that year, Tenant shall within 10 days of receipt of the statement, pay Landlord such excess as additional rent. If the aggregate exceeds Tenant's Proportionate Share of the actual Excess Expenses, then Landlord shall credit against Tenant's next ensuing monthly installment or installments of the Rent an amount equal to the difference until the credit is exhausted.

4.       TERMINATION.

         (a) Landlord may at any time after the end of the Term give Tenant notice of Landlord's reasonable estimate of Tenant's Proportionate Share of the Excess Expenses (prorated) for the calendar year in which the Term ends. Tenant shall within 30 days after receipt of such notice pay Landlord the amount specified. Adjustments shall thereafter be made in accordance with this Section.

         (b) If a credit is due from Landlord at the end of the Term or at the time of adjustment, Tenant shall be entitled to receive the amount of the credit in the form of payment from Landlord, provided that Landlord may, in lieu of such payment, apply the credit against any Rent which is due but not paid on that date. No interest or penalties shall accrue on any amounts which Landlord is obliged to credit or pay to Tenant by reason of this Rider.

5.       STATEMENTS.

         Each statement given by Landlord pursuant to this Rider shall be conclusive and binding upon Tenant unless within 60 days after receipt of the statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay additional rent in accordance with the statement but such payment shall be without prejudice to Tenant's position. If the dispute is determined in Tenant's favor, Landlord shall immediately credit Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. If resolution of the dispute indicates that Tenant underpaid, Tenant shall immediately pay Landlord the amount of such underpayment (no interest shall be due thereon, provided Tenant paid all additional rent due in accordance with this Rider). Landlord shall grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the Excess Expenses.